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                                                                  EXHIBIT 10.23

                         EQUIPMENT SUBLEASE AGREEMENT #3
                         -------------------------------

         This Equipment Sublease Agreement (the "Agreement") is made and entered into as of the Effective Date, by and between Quest Manufacturing, Inc. ("Quest") and Silicon Film, Inc. ("SF"). Quest and SF are sometimes referred to singularly as a "Party" or collectively as the "Parties."

                                    RECITALS
                                    --------

         WHEREAS, Quest desires to sublease certain equipment, as described in the attached EXHIBIT A, to SF;

         WHEREAS, SF will compensate Quest according to the terms and conditions set forth in this Agreement.

                              TERMS AND CONDITIONS
                              --------------------

         NOW, THEREFORE, in consideration of the mutual obligations and promises and additional consideration set forth herein, the Parties agree as follows:

1. AGREEMENT TO LEASE. Quest hereby leases to SF, and SF leases and rents from Quest, the computer hardware, peripherals and software more fully described on the attached EXHIBIT A (the "Equipment"). The Equipment shall include all replacement parts, repairs, upgrades, additions, modifications and accessories.

2. TERM. Subject to the conditions provided for below, this Agreement, and the lease of the Equipment, shall be for a term of 48 months, the first scheduled payment, after any payments done at the signing of this agreement, will commence on April 1, 2004, with a last payment due on January 1, 2008.

3. LEASE PAYMENT. At the signing of this Agreement SF agrees to pay Quest document fees in the amount of $0. At the signing of this Agreement SF agrees to pay Quest two advanced payments in the amount of $4341.30. During the Term of this Agreement, SF agrees to pay on the 1st day of each calendar month, a lease payment for the Equipment in the amount of $2041.51 (the "Rental Payment).

4. TERMINATION. This Agreement shall terminate upon any one of the following Events of Termination:

                  (a) EXPIRATION. This Agreement may terminate on account of expiration of the Term.

                  (b) FAILURE TO PAY. If SF remains more than sixty (60) days behind payment for any monthly Rental Payment, Quest may terminate the Agreement immediately and without further notice or opportunity to cure. In such event, SF agrees to deliver the Equipment in good condition to Quest and agrees to pay any accrued and unpaid Rental Payments due under the full term of the lease, Interest, and Late Fees, etc. charged to Quest by the financial institution to which Quest has signed the primary lease for the equipment.


                                  Page 1 of 4
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                  (c) BANKRUPTCY. Either Party may terminate this Agreement
immediately upon notice to the other if the other Party becomes insolvent or bankrupt, assigns all or a substantial part of its business or assets for the benefit of creditors, permits the appointment of a receiver for its business or assets, becomes subject to any legal proceeding relating to insolvency, reorganization or the protection of creditors' rights or otherwise ceases to conduct business in the normal course.

5. TITLE TO THE EQUIPMENT. Quest shall at all times retain title to the Equipment. All documents of title and evidence of delivery shall be retained by Quest. SF agrees not to remove any lettering or insignia on the Equipment which may denote title in Quest. Quest may cause this Agreement to be filed and recorded, or cause financing statements to be filed as permitted by law. SF shall protect and defend Quest's title, at all times keeping the Equipment free from any legal process and/or encumbrances whatsoever, including, but not limited to, liens, attachments, levies and executions, and shall give Quest written notice as soon as practicable of any such lien. SF agrees to indemnify Quest for any loss caused by the failure of SF to take action as provided herein.

6. INSTALLATION. Quest agrees to install the Equipment at its own expense upon SF's premises by itself or a third-party. Quest shall not be responsible for any loss, damage or injury arising out of such installation or use of the Equipment.

7. MAINTENANCE. SF agrees that it will, at its own cost and expense, maintain the Equipment in good operating condition, and protect the same from deterioration, normal wear and tear excepted. SF covenants to use the Equipment only in furtherance of its business operations and will not modify or alter the Equipment without the written consent of Quest, which shall not be unreasonably withheld.

8. INSURANCE. Quest agrees to name SF as an additional insured under its policies of insurance covering property damage to the Equipment. Quest agrees to give SF at least thirty (30) days' notice prior to cancellation of any such insurance policies.

9. DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. SF agrees and acknowledges that Quest makes no warranty of any nature whatsoever, whether express or implied, as to the suitability of the Equipment for SF's business use. QUEST HEREBY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND SF ACKNOWLEDGES THE REASONABLENESS OF THIS DISCLAIMER.

10. DECLARATION OF INSOLVENCY. Upon any event of termination set forth in
Section 4(c), Quest shall have the right to enter the premises of SF (or anywhere the Equipment may be found) and take possession of the same and remove the same, upon which all rights of SF will terminate absolutely. Quest's right to possession under this Section 10 shall inure to its benefit without demand or legal process and without being guilty of trespass or conversion.

11. DELIVERY UPON TERMINATION. Upon termination or expiration of this Agreement, SF shall deliver with all expenses prepaid to Quest the Equipment to an address designated by Quest complete and in good condition, normal wear and tear excepted.


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12. MISCELLANEOUS.

                  (a) GOVERNING LAW. This Agreement will be governed by the internal law of the State of Illinois, without regard to choice of law rules. Exclusive venue for any dispute arising out of this Agreement, or the Parties' performance under this Agreement, shall lie in the Circuit Court of DuPage County, Illinois, and each Party acknowledges that this is a reasonable choice of forum.

                  (b) AMENDMENTS AND WAIVER. The provisions of this Agreement may be amended or waived only with the prior written consent of an authorized representative of each Party.

                  (c) COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding among the Parties and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way.

                  (d) COUNTERPARTS. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties.

                  (e) SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Parties and their respective representatives, contractors, successors and assigns.

                  (f) FURTHER ASSURANCES. The Parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

                  (g) ATTORNEYS' FEES. In any action or dispute arising out of this Agreement, the prevailing Party shall be entitled to recover from the other Party its reasonable attorneys' fees, costs and expert witness fees, in addition to any other rights and remedies available to it at law or in equity.

                  (h) EFFECTIVE DATE. The effective date of this Agreement shall be February 18, 2004 (the "Effective Date").


                                   Page 3 of 4

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         IN WITNESS WHEREOF, the Parties have executed the foregoing Agreement on and as of the Effective Date.


Quest Manufacturing, Inc.                      Silicon Film Technologies, Inc.



By:   /S/ JOHN A. LICHTER                      By:   /S/ SEBASTIEN C. DUFORT
    ----------------------------                   ----------------------------

Name: John A. Lichter                          Name: Sebastien C. DuFort

Its:  President & CEO                          Its:  President

Date:   3/18/04                                Date:   3/18/04
      -----------                                    -----------

Reference Quest Dell Lease


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                                   EXHIBIT A
                                   ---------


                Lease Agreement executed as of February 13, 2004
                        between Quest Manufacturing, Inc.
                         and Harbour Capital Corporation